UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2013
Date of Report (Date of earliest event reported)

CRAILAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation)	000-50367 (Commission File Number)	98-0359306 (IRS Employer Identification No.)

305-4420 Chatterton Way Victoria, British Columbia (Address of principal executive offices)	V8X 5J2 (Zip Code)

(250) 658-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On March 11, 2013, Crailar Technologies Inc. ("Crailar") entered into a Marketing and Development Agreement (the "Agreement") with Cone Denim LLC ("Cone") to market and develop the use of CRAiLAR fiber in Cone's denim fabric line.

Pursuant to the Agreement, Crailar will supply to Cone fiber (the "Goods") utilizing Crailar's technology of enzyme-based processing of natural bast fibers. The price for the Goods shall be negotiated by Crailar and Cone in good faith as soon as practicable every six months, based upon forecast accuracy and annual volume. The term of the Agreement shall be for a period terminating on December 31, 2015. Unless expressly agreed to in writing by Cone, or as otherwise provided in the Agreement, Crailar will not sell the Goods to any manufacturer of denim other than Cone during the term of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On March 12, 2013, Crailar Technologies Inc. issued a press release announcing that it has entered into a marketing and development agreement with Cone Denim.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits
Exhibit No.	Description
10.1	Marketing and Development Agreement among Crailar Technologies Inc. and Cone Denim LLC., dated March 11, 2013.
99.1	Press Release March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAILAR TECHNOLOGIES INC.
DATE: March 12, 2013	By: /s/ Guy Prevost Guy Prevost Corporate Controller and a director

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